POST EFFECTIVE AMENDMENT TO FORM 1-A

OFFERING CIRCULAR

Madyson Equity Group, LP

(the "Company")

Offering Circular dated January 24, 2017

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 50,000 Limited Partnership Interests (“Limited Partnership Interests” or “Interests”) at $1,000 per Interests through our General Partner (the “Offering.”) The Limited Partnership Interests shall bear a cumulative, non-compounding Preferred Return (“Preferred Return”) of seven percent (7%) on invested capital. The Company raised the minimum offer amount of $1,000,000 (“Minimum Offering”) and has raised $8,788,652 to date. This Offering terminates in 365 days after commencement of this Offering date of November 4, 2016, but may be extended for an additional 365 at the discretion of the General Partner. There are no provisions for the return of funds once the minimum of 1,000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

No public market currently exists for our Interests. The Company will be managed by Madyson Capital Management, LLC which is managed by Joseph D. Ryan (the “General Partner.”) The Company has set a minimum investment requirement of $5,000, but may accept subscriptions for less at the discretion of the General Partner. Therefore, purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Limited Partner may assign, his, her or its Interests only if only if certain conditions set forth in the Partnership Agreement are satisfied. Please see those conditions on page 39 under "SUMMARY OF PARTNERSHIP AGREEMENT-Withdrawal, Redemption Policy and Other Events of Dissociation."

The Company has been formed to acquire various real estate related assets such senior living facilities and multifamily properties throughout United States. To date, it has purchased single family residences, multifamily properties and an office building.

The Company is considered an "emerging growth company" under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2016 financial statements related to the uncertainty in our ability to continue as a going concern.

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Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•	Subscribers will have limited control in our company with limited voting rights. The Managing Limited Partners will manage the day to day operations of the Company.
•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our Limited Partnership Interests.
•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.
•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the Offering.
•	The Company does not currently own any assets.

See the section entitled "RISK FACTORS" beginning on page 7 for a more comprehensive discussion of risks to consider before purchasing our Limited Partnership Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS."

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," "the Company," "Madyson Equity Group," and "Madyson," refer to Madyson Equity Group, LP

We were formed on February 26, 2016 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through February 27, 2016, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

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Purchase multifamily properties and senior living care facilities that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our General Partner will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our officer is comfortable with.

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Invest in any opportunity our General Partner sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, but not within the first 12 months of the Company, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, properties under development, and undeveloped properties such as land. It is expected that the Company will only use the proceeds in this Offering to purchase single family properties, multifamily properties, office buildings, and senior living care facilities.

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In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our equity capital on a 3 to 1 basis meaning that for every $1 of equity capital raised, we intend to borrow $3 to leverage our purchasing power.

The Company does not currently own any assets. Please see our "DESCRIPTION " on page 23. We believe we will need at least $100,000 to provide working capital and $25,000 for professional fees for the next 12 months.

As of the date of this Offering, we have three principals of our General Partner who we anticipate will be devoting half of their working hours to the Company going forward if we are not able to raise a sufficient amount of capital. Joseph D. Ryan through our General Partner, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, the members of the General Partner intend to devote approximately 50% of his working hours to the Company which we believe to be approximately 20 hours, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and property acquisition costs. Investors should realize that following this Offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our company with limited voting rights. The Managing Limited Partners will manage the day to day operations of the Company.

•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Limited Partnership Interests.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the Offering.

•	The Company does not currently own any assets.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in February 2016 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in February 2016 and have not yet started operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Joseph D. Ryan. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Joseph D. Ryan. It would be difficult to replace Joseph D. Ryan at such an early stage of development of the Company. The loss by or unavailability of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace Joseph D. Ryan could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Ryan should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Ryan we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our note investments before we invest in them and will be entirely relying on the ability of Madyson Capital Management, LLC, our General Partner, to select our investments. Furthermore, our General Partner will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

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Our General Partner will have complete control over the Company and will therefore make all decisions of which Limited Partners will have no control.

Madyson Capital Management, LLC, our General Partner, shall make certain decisions without input by the Limited Partners. Such decisions may pertain to employment decisions, including our General Partner's compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company does currently have a redemption program, but there is no guarantee that the Company will ever redeem or "buy back" your Interests. Further, no one is allowed to redeem their Interests until twelve (12) months after the Interests were purchased. The Company will only redeem Interests up to 12.5% of the value of the assets in any giving quarter.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the multifamily real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

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A multifamily property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may depend on multifamily tenants or senior living facility residents or both for some of our revenue and therefore our revenue may depend on the success and economic viability of our multifamily tenants.

We will be highly dependent on income from either tenants of a multifamily building, residents at a senior living care facility or both. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Limited Partners.

A lessee or operator of our senior living care facilities may not obtain or maintain the applicable licenses and permits and otherwise may fail to comply with applicable law, and in such case the lessee or operator may be subject to fines or be unable to operate, which might result in the lessee or operator failing to pay rent. The lessee or operator's failure to pay rent would materially and adversely affect us and your investment.

We may elect to operate a senior care living facility ourselves or rent the facility to an experienced operator. As a provider of residential care services licensed by the Department of Social Services, the lessee or operator will be required to comply with the federal and state laws and regulations governing health care providers as a Residential Care Facility for the Elderly. If the lessee or operator fails to obtain or maintain the appropriate licenses and permits, it will be unable to operate, which would materially and adversely affect its ability to pay rent and therefore materially and adversely affect us. Further, if lessee or operator fails to otherwise comply with applicable law, it may be subject to fines and other punishment, which would also materially and adversely affect us.

The current laws concerning health care may increase our costs of compliance or affect our ability to charge our intended rates.

Changes in regulation of healthcare, and in particular regulation of health insurance providers, or a transition to a government insured health system, could adversely impact the ability of healthcare institutions and professionals to continue to realize current revenue levels as a result of, among other causes, government restrictions on amounts charged, increased operating costs as a result of compliance or delays in reimbursement to our residents. While operation of these types of properties does not rely directly on government programs for income, any changes in government health care programs may affect the ability of these properties to charge the fees contemplated or to collect fees from residents of the properties. Were such circumstances to become a reality, operations of the lessee or operator could be affected adversely both administratively and financially. In such an event the ability to recognize appreciation on any acquired properties which we may acquire may be adversely affected, or a diminution of value could occur, as a result of rental market rates for senior living care facilities decline on a broader scale

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Healthcare operations are subject to litigation risks and increasing insurance costs, and if such anticipated costs arise, our ability to pay distributions to Limited Partners will be adversely affected.

In several well publicized instances, private litigation by residents of senior living communities for negligence or alleged abuses has resulted in large damage awards against some operating companies in the senior living industry. The effect of this litigation and potential litigation has been to dramatically increase the costs of monitoring and reporting quality of care compliance incurred by companies operating senior living care facilities. Workers compensation and employee health insurance costs have also increased in recent years. Medical liability insurance reform has become a topic of political debate and some states have enacted legislation to limit future liability awards. However, if such reforms are not generally adopted, insurance costs may continue to increase. If insurance costs increase faster than projected it will likely adversely affect the operating cash flow of the lessee or operator and its ability to pay rent to us, and therefore adversely affect our ability to pay distributions to Limited Partners.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, Limited Partners will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our Limited Partners will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our General Partner to select suitable and successful investment opportunities. These factors increase the risk that our Limited Partners’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our Preferred Interests in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

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Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation or ground up construction of properties.

We may elect to acquire properties which may require rehabilitation or even be from the "ground up," meaning that we purchase the land and implement a plan to construct a multifamily building on the land. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. We may also purchase land, entitle the land for a multifamily building or senior living facility (if that is not already provided), architect a multifamily building or senior living facility, and build a brand new multifamily building or senior care facility. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to real our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Limited Partners ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management's attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

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The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Limited Partners from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located.  We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the General Partner’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors' investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 300% of the total equity capitalization of the Company. We intend to borrow as much as 60% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors' investments.

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Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Limited Partner.

Our General Partner determines our major policies, including our policies regarding financing, growth and debt capitalization. Our General Partner may amend or revise these and other policies without a vote of the Limited Partners. Our General Partner's broad discretion in setting policies and our Limited Partners' inability to exert control over those policies increases the uncertainty and risks you face as a Limited Partner. In addition, our General Partner may change our investment objectives without seeking Limited Partner approval. Although our board has fiduciary duties to our Limited Partners and intends only to change our investment objectives when the board determines that a change is in the best interests of our Limited Partners, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Limited Partners is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a preferred return to investors under this Offering that would result in a return of approximately 7% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Limited Partners. The timing and amount of distributions are the sole discretion of our General Partner who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

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Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an "investment company" is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an "investment company" under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an "investment company," we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the "1940 Act"). (If you are going to abbreviate this, this comment should go where the first mention of the Act is which is the first paragraph of this page) Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an "investment company" any entity that is primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate". To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an "investment company" under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in notes may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the General Partner may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The General Partner expects to obtain a lender's title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the General Partner. Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The General Partner will attempt to obtain its own insurance policies on such properties, to the extent such lender's policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled "TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES" starting on page 28. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a "dealer" so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

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You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Limited Partner of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income", which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys' fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each partner, and our General Partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our General Partner may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our General Partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Limited Partner. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Limited Partnership Interests offered under this offering.

If the maximum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

If the minimum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

The General Partner believes that if the maximum amount of the Limited Partnership Interests are sold under this Offering, the price per Interests value will be $1,000 per Interests for a total of $50,000,000.

The General Partner believes that if the minimum amount of the Limited Partnership Interests are sold under this Offering, the price per Interests value will be $1,000 per Interests for a total of $1,000,000.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Limited Partnership Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the General Partner, or any affiliated company or party with respect to the sale of the Limited Partnership Interests. This means that no compensation will be paid with respect to the sale of the Limited Partnership Interests to Mr. Ryan and Mr. Herbst or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its General Partner, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. The purchase price for the Limited Partnership Interests is $1,000, with a minimum purchase of five (5) Interests. The Company raised $1,000,000 and began purchasing properties. To date, the Company has raised $8,788,652. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Limited Partnership Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

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The Company plans to primarily use the Madyson Capital Management, LLC's current network of real estate investors of which he already has a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor's annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the General Partner will report to the Limited Partners and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Limited Partners and prospective Limited Partners.

In compliance with Rule 253(e) of Regulation A, the General Partner shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 50,000 Limited Partnership Interests offered at an offering price of $1,000 per Interest will vary depending upon the total number of Limited Partnership Interests sold. Regardless of the number of Limited Partnership Interests sold, we expect to incur Offering expenses estimated at approximately $60,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Limited Partnership Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

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The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	25%	50%	75%	100%
Interests Sold	12,500	25,000	37,500	50,000
Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$60,000	$60,000	$60,000	$60,000
Selling Commissions & Fees[2]	$0	$0	$0	$0
Net Proceeds	$12,440,000	$24,940,000	$37,440,000	$49,940,000
Acquisition Fee[3]	$121,590	$245,385	$369,180	$493,080
Acquisitions[4]	$11,580,000	$23,370,000	$35,160,000	$46,960,000
Related Acquisition Costs[5]	$515,310	$1,039,965	$1,564,620	$2,091,920
Working Capital[6]	$198,100	$254,650	$316,200	$360,000
Legal and Accounting[7]	$25,000	$30,000	$30,000	$35,000
Total Use of Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000

______________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($60,000). To date, our General Partner's contributions have been used to purchase the General Partner Interests of the Company. It is the intent of General Partner to provide for these offering expenses in exchange for General Partner Interests in the Company.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)	The General Partner may receive a 1.05% annualized asset management fee paid monthly to the General Partner for its services related to asset management.

(4)

We plan to purchase single family residences, multifamily properties, office buildings, and senior living care facilities with the proceeds from this Offering. The Company has purchased single family properties, multifamily properties, and an office building as of the date of this Circular. The Company has raised $8,788,652.

(5)

We believe acquisition related and closing costs could be between 3% and 8% of the value of the acquisition, with an average of 5.5%. These costs could include travel to states in which we purchase multifamily properties and senior living care facilities, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the note.

(6)	Costs associated with our web development, marketing and working capital for the next 12 months.

(7)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $25,000 and $35,000 depending on our money raise and acquisitions for the next 12 months), working capital for the creation of a website and due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the General Partner's real estate industry experience.

As of April 1, 2016, the General Partner has paid $27,500 to the Company for offering expenses and the balance will be paid by the General Partner regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our General Partner will not receive any compensation for their efforts in selling our Limited Partnership Interests.

We will pay the offering expenses of $60,000 regardless of the amount of Limited Partnership Interests we sell. If we sell at least 1,000 Limited Partnership Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended February 27, 2016 are derived from our audited financial statements.

At February 27, 2016

TOTAL ASSETS	$-

LIABILITIES AND LIMITED PARTNERS' EQUITY	-

LIABILITIES	-

Current Liabilities	-

TOTAL LIABILITIES	-

TOTAL LIMITED PARTNERS' EQUITY	-

TOTAL LIABILITIES AND LIMITED PARTNERS' EQUITY	$-

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Inception (February 26,2016) to February 27, 2016

Revenues	$0

Expenses	$0

Net Income (Loss)	$0

Earnings per Interest	$.00

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an "emerging growth company" or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Madyson Equity Group, LP was formed in the State of Colorado in February of 2016. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The General Partner of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

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The Company’s overall strategy is to purchase multifamily properties and senior living care facilities that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our General Partner will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our officer is comfortable with.

The Company will be owned by the General Partner and have a Limited Partnership which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

The Company hopes to offer its Limited Partners the opportunity to earn a preferred annualized 7% return plus 65% of the Company’s realized profits which shall be distributed to the Limited Partners in proportion to each Limited Partner’s respective Capital Contribution. The General Partner, Madyson Capital Management, LLC, will exclusively manage the Company.

To date, we have acquired multiple properties that are described in our “Description of Business” including several single family residences, multifamily properties, and an office building. Continued acquisition will depend highly on our funding, the availability of those funds, the availability of properties that meet or investment criteria and the size of such notes to be acquired. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. We will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A.

Our financial statements are through the period of February 27, 2016. We intend to update our financial statements in the form of a 1-K as soon as possible for the year ended December 31, 2016. Our financial statements do not take into account our purchase of properties or any subsequent events.

Results of Operations

For the period ended February 27, 2016

We generated no revenues for the period ended February 27, 2016. We do not have any current activities. We have generated expenses of $0 from inception (February 26, 2016) to February 27, 2016.

Total expenses

From inception (February 26, 2016) to February 27, 2016, we have not generated any expenses.

Assets

We currently have no assets.

Liabilities

We currently have no liabilities.

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Liquidity and Capital Resources

As of February 27, 2016, the Company had $0 in cash and total liabilities of $0. The Company hopes to raise $50,000,000 in this Offering. To date, the Company has raised $8,788,652. Although we intend on identifying multifamily properties and senior living care facilities for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding, the availability of those funds, the availability of multifamily properties and senior living care facilities that meet or investment criteria and the size of such liens to be acquired. The Company plans to pursue its investment strategy of multifamily properties and senior living care facilities acquisition even though to date we have purchased single family residences, multifamily properties, and an office building. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring multifamily properties and senior living care facilities will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

Since our formation, we have raised capital from our General Partner. The General Partner has provided cash for Company startup expenses of which, $0 has already been expensed as of the date of the financial statements of the Company (February 27, 2016.) In exchange for the costs associated with this Offering, the General Partner received General Partner Interests which are subordinated to our Limited Partnership Interests.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Joseph Ryan is the principal of our General Partner and devote a minor portion of his working hours to our Company without a salary. For more information on our personnel, please see " DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ." Initially Mr. Ryan will coordinate all of our business operations. Mr. Ryan has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our General Partner without a vote by Limited Partners.

We will seek out single family properties, multifamily properties and senior living care facilities for purchase throughout the United States, specifically the western and southwestern United States. We believe 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain current rental information including tenant, space description, respective rent, lease terms and expense details,

2.	Using historical rental rates and vacancy rates if such information is available and useful,

3.	Obtain similar available information of comparable properties in the area; analyzing rental values, vacancy rates and operating expenses and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit

5.	We do not intend to invest more than 25% of Company assets into any single real estate asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.

b)	We may borrow money collateralized by our properties with up to a 60% value of our real estate assets and up to 300% of the total raised in this Offering.

c)	We have no intention of initiating personal loans to other persons.

d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

e)	We have no intention to underwrite securities of other issuers.

f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

g)	We may offer our securities in exchange for property.

h)	We may acquire other securities of other funds so long as those funds are real estate related.

i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

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As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Limited Partner equity and increase Limited Partner returns. We will update our Limited Partners via 1-Us within a few business days, 1-SAs semi-annually, and other Limited Partner reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our General Partner concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our General Partner, our General Partner’s Principals, or affiliates. However, if it is in the best interest of the Company and its Limited Partners, the following conflicts may arise. It is the intention of the General Partner to focus all of its investment efforts within the Offering contemplated herein upon qualification.

i)	Our General Partner does have the authority to invest the Company’s funds in other entities in which our General Partner or an affiliate has an interest.

ii)

Company may purchase properties from or sell to our General Partner or its known affiliates if such purchase is below, and never exceeding market value as determined by an independent broker or appraiser or if it cash flows positively within the guidelines provided herein.

The Company will maintain the following policies to avoid certain conflicts of interest:

i)	Our General Partner and its affiliates do not own or have an interest in properties adjacent to those to be purchased that may directly compete with such purchased property.

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)

No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter's due diligence inquiries under the Securities Act.

iv)	The compensation plan for the General Partner currently does not create a conflict between the interests of the General Partner' and that of the Company.

DESCRIPTION OF BUSINESS

We are currently developing our website. We do not pay rent for our corporate headquarters which is leased by our parent company because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient for the long term. We currently own 3 single family residences, 4 multifamily buildings, and an office building. We do not own any senior living facilities as of the date of this Circular. Please see the description of our properties below.

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OVERVIEW

Madyson Equity Group, LP is an emerging growth company which was formed on February 26, 2016. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround assets and long term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Limited Partner of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Limited Partnership Interests herein on a “minimum/maximum” basis. The Company committed to raising a minimum of $1,000,000 prior to using proceeds from this Offering to acquire multifamily properties and senior living care facilities. To date, the Company has raised $8,788,652. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily properties and senior living care facilities, such as broker price opinions, title reports, recording fees, accounting costs and legal fees. The Company has purchased multifamily properties, single family residences and an office building with the proceeds to date.

There is an opportunity in the domestic marketplace to create and further, operate a successful real estate investment corporation. The General Partner has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provides real estate investment opportunities and property management services for investors interested in achieving financial success by taking advantage of the real estate market across the country, but specifically in the western and southwestern United States. They also recognized the gaps in the real estate business and turned them into opportunities.

The Company looks to serve its investors by working to maximize their income while at the same time controlling expenses. The funds required for organizing the Company and this Offering have been provided by the General Partner of the Company.

This business plan is based on two vital components:

1.

Implementing a sound investment platform begins with a mastery of choosing the right property to fill the needs of the real estate marketplace at the right time. This requires an in-depth knowledge of the market and how to keep gaining a greater share of that market; and

2.	Providing a superior service to the tenants to maximize the Company's return on investment.

Objectives

The Company has definite objectives in order to fulfill its strategy. These include:

•

Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment and management opportunities in the western and southwestern United States and potentially across the contiguous United States; and

•	Increasing profits as allowed by market conditions.

The Company will look to buy value-added properties, specifically multifamily properties and senior living care facilities, in growth areas for the best possible price, thereby giving its property holding Company an instant competitive advantage before they even begin to implement its management expertise. A potential investor should note that the above criteria is subject to change according to market conditions.

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Mission Statement

The Company is committed to working in partnership with qualified institutions and/or individuals to provide the best real estate investment opportunities as well as sound property management services, to help both equity investors and tenants achieve their goals.

To accomplish this mission, the Company focuses its activities in the following three areas:

Acquisition: the Company seeks to establish equity relationships with investors who desire a relatively large return on investment with minimal risk. The first step is to uncover and identify an opportunity through detailed analyses of market competition, economic forecasts and the ability to negotiate terms.

Development: the Company aims at maximizing their investor's return on investment by securing appropriate financing and ensuring efficient use of properties. The Company intends to analyze the highest and most suitable use of a particular property and, when necessary, adapts the property to its market.

Management: With decades of combined experience in all aspects of business, finance, and real estate, we believe investors can take comfort that the principals of the Company have an in-depth understanding of business cycles. In addition, the Company has built its own management structure which enables the Company to grow intelligently and, if conditions warrant, rapidly.

Keys to Success

The Company intends to identify multifamily buildings and senior housing facilities for investment. The Company is confident of the following attributes that it demonstrates as keys to its success:

•	Their ability to recognize and define the best course of action;

•	The consistent raising the bar of productivity;

•	Diligent effort to regularly lower overall expenses;

•	Recruitment and retention of experienced, talented, and dedicated employees; and

•	Ability to effectively market the highest quality of services the Company provides to its shareholder base.

The General Partner of the Company is staffed with highly educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors. The following outlines the competitive strategy of the Company:

•	Identify a worthwhile projects that fits in line with its criteria and will fill market needs;

•	Negotiate price and terms. Secure a contract to purchase;

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•	Analyze the risk/reward scenario through careful analysis and a thorough due diligence procedure;

•	Secure financing;

•	Form a new business structure which takes ownership of said project;

•

After closing, immediately implement a strong management team to shepherd the project and achieve the specific goal(s) intended (i.e. tenant relations, property maintenance, rehabilitation, enhancement, development or condominium conversion)

Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United States, specifically in the western and southwestern United States. Initially, the Company intends to target Senior Care and Multifamily properties, but may acquire other property types that meet its investment objectives. To date, the Company has purchased single family properties as well as an office properties. See “Description of Business” for the properties acquired by the Company as of the date of this Circular.

The Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, properties under development, and undeveloped properties such as land.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of primary and secondary metropolitan cities, primarily located in the western and southwestern United States. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the minimum time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

Refinancing

During the initial 12-36 months of owning and managing the property, the Company will analyze the market conditions in the area where the project is located. Simultaneously, they will investigate current interest rates. the Company will then decide whether the property should be maintained, refinanced, restructured (i.e. condominium conversion), or sold (disposition).

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Special Purpose Entities

When the Company does acquire real estate assets, it intends to hold title to the properties through separate LLCs or through special purpose entities ("SPE's") holding several similar asset types. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of the Company. If a joint venture is undertaken, the Company will record a first position deed instead of holding actual title.

•

Each property acquired is its own entity and is structured as its own business structure while Madyson Equity Group, LP. serves as the parent Company that bundles all the ownership interests into a single corporation.

•	Each property is managed by Madyson Equity Group, LP. or its authorized agents.

Leverage

Leverage represents an important vehicle for maximizing returns; however, the Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. The Company may borrow up to 300% of the capital raised in this offering or up to 60% of the value of the underlying assets of the Company. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. The indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets.

The Company may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to the General Partner, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 40% to 60% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

We will limit our borrowing to 300% of our equity investment.

Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

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Real Estate Investment Life Cycle

As shown below, the life cycle of a commercial real estate property varies on an individual property basis, but generally all properties experience periods of development, stabilization, and decline. The art of real estate investment is determining at what cycle to invest and ultimately when to exit. A large part of being an effective real estate investor is knowing when to leave and not holding on to the property too long. It is the view of the Company that understanding and capitalizing on each period will maximize returns to investors.

The Company intends to purchase properties which the General Partner believes will generate income from rents, as well as, growth from subsequent improved valuations. The Company will concentrate its investments on properties that:

■	Produce increasing streams of relatively stable income; and

■	Will grow in value.

The Company intends to concentrate its investments on real estate properties that:

■	Tend to be at or below prevailing geographical market values; and

■	Provide reasonably anticipated returns to investors.

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The General Partner may elect and to expand or contract the Company's capitalization as needed to prudently meet the demands for the investment market and to further assure that the rates of return for investors are met or exceeded. The General Partner believes that now is the time to position itself with purchasing a diverse portfolio real estate properties and real estate-related assets with good market value and proven histories of producing income.

-	The General Partner's goal is to purchase these properties, as well as others, as the market continues upward and that produce significant income.

-	Initially, the General intends to focus its investments to take advantage of the expanding need for senior living facilities throughout the U.S.

The Aging U.S. Population Will Continue to Drives the Demand for Senior Housing:

The baby boomer generation, generally those individuals born between 1946 and 1964, continue to enter their early to mid-60s, more than one in every eight Americans, roughly 14% of the population, is 65 or older. Since 1900, the percentage of Americans 65+ has more than tripled (from 4.1% in 1900 to 14.1% in 2013), and the number has increased over thirteen times (from 3.1 million to 44.7 million). Further, as noted in the graph below, the U.S. Census Bureau projects that by 2056 people 65 plus will outnumber those younger than 18 for the first time in history, and that by 2060 there will be 92 million Americans, 20% of the population, 65 and older, with more than 18 million over the age of 851.

A recent U.S. Department of Health and Human Services report notes that the percentage of the aged 65 and older plus population living in assisted living properties "increases dramatically with age," with 44% of those over age 85 needing long-term care or assistance with daily living activities, and that's just the very old. Millions of others between 65 and 84 also choose, or require, either independent senior living or a facility offering one of the different levels of increasing care. The U.S. Centers for Disease Control and Prevention have found that over 65% of Americans age 65 or older have multiple chronic illnesses, which often limit their ability to perform basic tasks such as eating and bathing. Demand will only continue to increase.

The Company's targeted acquisitions will be independent living and assisted living facilities. These assets typically comprise a mix of private pay and Medicaid eligible residents.

__________________

1"Facts for Features: Older Americans Month: May 2014," U.S. Census Bureau, Release No.CB12-FF.07, March 25, 2014 (available at: http://www.census.gov/content/dam/Census/newsroom/facts-for-features/2014/cb14-ff07_older_americans.pdf).

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Independent Living Facilities:

Independent Living Facilities are designated for seniors seeking a convenient monthly rental package that may include transportation, laundry, meals, and housekeeping, but require little assistance with activities of daily living. Qualification for an independent living property includes a common dining facility that provides at least one daily meal as part of the monthly fee.

Currently, the typical resident is a widowed female, aged 80+ years, in relatively good health who lived in a nearby private home before choosing an independent living community. Across the U.S, there are approximately than 4,500 investment grade independent living properties, providing over 880,000 units. As the population has aged, the number of independent living properties has increased. Roughly two-thirds of the existing properties in the country's 99 largest metropolitan areas have been developed since 19852.

Assisted Living Facilities:

Seniors who have no acute medical problems, but who need help with different aspects of their daily lives often choose assisted living properties, where they can enjoy both the amenities and the sense of community of an independent living community, but where they are also offered supportive care with walking, dressing, eating, bathing, toileting and supervision of medications. The move to assisted living is often need and/or event-driven, perhaps by a fall, declining memory, or poor eating habits and the typical new resident needs assistance with two of the activities of daily living: walking, dressing, eating, etc.

Currently, there are over 6,000 assisted living properties in the country providing nearly 550,000 separate units3. Since 2000, the assisted living sector has been in an expansion phase, driven primarily by the aging population. More than half of the current inventory in the largest metropolitan areas in the U.S. has been developed since 1995. This growth is expected to be ongoing.

Recovering US Economy & Prime Renters Living at Home

The recovering US economy is driving a recent improvement in multi-family fundamentals. For example, national unemployment peaked in 2009, and then steadily marched downward. It currently sits at a four year low though it is still well above the historical average. A continued regression to the historical average would be very beneficial to multi-family investors as more renters would move out on their own. The improvement in unemployment will play an integral role in driving housing demand. With most consumers unable to qualify for mortgages despite lower home prices, consumer interest turned to rental housing.

Source: Bureau of Labor Statistics

___________________

2 National Investment Center for Seniors Housing and Care, NIC Investment Guide, 3rd ed., p. 20.

3 Total shown do not include facilities with fewer than 25 units.

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Source: US Census Bureau

Echo Boomers Entering Rental Market

Rental demand is expected to grow rapidly through 2020 as the echo boomers enter prime renter age.  By 2017, the echo boomer population is projected to reach 67 million prime renters.  Immigration is bringing millions of additional renters into the market as well.

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Source: US Census Bureau

Declining Home Ownership and More Stringent Lending Standards

Homeownership percentages are at their lowest rate in 19 years. This is primarily due to high unemployment, uncertainty in employment, and more stringent lending guidelines. With 114 million households in the US, for every 1% decline in homeownership rate, it's equal to 1.14 million additional units of rental demand.

Source: US Census Bureau.

Lagging New Supply

From 1970 through 2007, the last year of the housing boom, an average of 1.5m housing units received permits annually. Since 2008, the national average of new housing units permitted has been less than half of the prior average. The General Partner believes this combination of improving economic conditions, pent up household formation, and lack of new supply provide an excellent investment opportunity in multi-family housing.

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Source: US Census Bureau

Increasing Occupancy Rates

The imbalance in supply and demand for housing is most easily observed in vacancy rates, which have performed in line with dropping unemployment as expected. Since peaking in 2009, vacancy rates have steadily declined down towards their norms. Metropolitan areas with low vacancies have benefited from the tight rental market with consistent and sometimes aggressive rent increases since the recovery. Economic improvement should drive the unemployment rate and thus vacancies closer to their historical norms.

Source: US Census Bureau

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Geographic Scope

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan areas in the western and southwestern United States. The Company will search multifamily buildings and senior care facilities that it may purchase at a discount. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company's General Partner. See "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS" for a discussion of the General Partner's real estate experience.

Our Properties

As of the date of this Circular, we have raised $8,788,652.000 and purchased the following properties with those proceeds.

Julynn Road Acquisition

In December of 2016, the Company acquired 7615 Julynn Rd. Colorado Springs, CO 80919 from a related party. The related party received no fees or compensation for the transfer of this asset. The subject property is a 1 unit residential building that currently rents for $2,500. The purchase price was $315,000.

Denton Grove Acquisition

In December of 2016, the Company acquired 2127 Denton Grove Unit 101 Colorado Springs, CO 80919 from a related party. The related party received no fees or compensation for the transfer of this asset. The subject property is a 1 unit residential building that currently rents for $1,200. The purchase price was $160,000.

Northwind Drive Acquisition

In December of 2016, the Company acquired 6250 Northwind Dr. Colorado Springs, CO 80918, from a related party. The related party received no fees or compensation for the transfer of this asset. The subject property is a 1 unit residential building that currently rents for $1,650. The purchase price was $249,900 and carries a mortgage of $170,000.

Madyson Oaks Acquisition

In January of 2017, the Company acquired a 3,672 square foot property in Downtown Las Vegas known as Madyson Oaks. It includes 1 bed 1 bath studio units built in 1942. There are eight (8) units all together plus a laundry room on site. Rents range from $750-$925. It is located at 217 N. 9th Street Las Vegas, NV 89101. The purchase price was $850,000.

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14 Unit Office Building in Colorado Springs, Co

In December, 2016, we acquired an office complex consisting of 14 units at 3812-3820 E. Pikes Peak Ave. in Colorado Springs, CO from Madyson Capital Management, LLC, our General Partner. The property is encumbered by a loan of $438,066.66 and had an original cost of $899,000. The loan is held by the current occupant of the property, John Senter. John Senter Tire Center has been the only occupant of this space and has served Colorado Springs and surrounding cities since 1963. John Senter Tire Center has 6 bays. The General Partner estimates that current market value is $1,075,000. The General Partner did not receive any fees or profits for this transfer of this property.

20 Unit Multifamily building in Las Vegas, NV

In December, 2016, the Company acquired the 20 unit multifamily apartment building located at 2300-2304 Sunrise Ave., Las Vegas, NV. At a cost of $1,100,000 from the General Partner. This was the original purchase price of the property on June 6, 2016. The property consists of two identical multi-family properties of 20 units and it is 100% leased, fully rehabbed, fully furnished, has onsite laundry, and gated.  It is located in the Fremont Street Redevelopment Area and has an agreement with a specific U.S. veterans organization allows the Company to keep this property at a 0% vacancy rate while and ensuring that our veterans are cared for. It is currently encumbered by a loan of approximately $650,000 that is held by Pacific Premier Bank. The current market value by the General Partner is estimated at $1,315,000. The General Partner did not receive any fees or profits for this transfer of this property.

12 unit Multifamily Building in Las Vegas, NV

In December, 2016, the Company acquired a 12 unit Multifamily building located at 1116 S. 3rd St.  in Las Vegas, NV. All 11 units community are newly remodeled. The property is centrally located to the downtown and strip areas of Las Vegas. It is situated 1.2 mile south of the Historic Fremont Street and 0.9 miles of the Las Vegas Strip. The Company purchased the property from the General Partner at the General Partner’s purchase price of $910,000. It has a current loan of $682,500 from FJM Private Mortgage Fund. This loan will need to be paid off or refinanced as it matures in under one year on August 26, 2017. The General Partner estimates that the current market value is $1,100,000. The General Partner did not receive any fees or profits for this transfer of this property.

6 Unit Apartment Building in Las Vegas, NV

On December XX, 2016, the Company acquired a 6 unit multifamily building at 2412 Clifford Ave. in Las Vegas, NV. The General Partner originally purchased this property on August 1, 2016 for $315,000. It contains 5 units in 2 stories. All units are 2 bedrooms and 1 bathroom. The name of the building is The Clifford and it is in within walking distance from both Downtown Las Vegas and the Strip. The General Partner estimates the current value of the property be $325,000. The property does not currently carry a mortgage. The General Partner did not receive any fees or profits for this transfer of this property.

Continued acquisitions will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

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TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited partnerships, no federal income tax is paid by the Company as an entity. Each individual Limited Partner reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Limited Partner during a taxable year. Each individual Limited Partner may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Limited Partner as it was for the Company. Since individual Limited Partners will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Limited Partners sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the General Partner.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the General Partner may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as "UBIT" or "Unrelated Business Income Tax", is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. -net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The General Partner does anticipate that the Company would earn income, based on its acquisition of leveraged rental properties, that would be treated as UBTI and therefore subject to UBIT.

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The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

SUMMARY OF PARTNERSHIP AGREEMENT

The Partnership Agreement, in the form attached hereto as Exhibit 6. is the governing instrument establishing the terms and conditions pursuant to which the Partnership will conduct business and the rights and obligations between and among the Limited Partners and the General Partner, as well as other important terms and provisions relating to investment in the Partnership. A prospective Limited Partner is expected to read and fully understand the Partnership Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Partnership Agreement and is qualified in its entirety by reference to the Partnership Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Partners in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Partner's respective Percentage Interest in the Company. Profits will first be allocated pro rata to the Partners in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated in accordance with actual distributions of Preferred Returns, and then Profits shall be allocated 65% to the Limited Partners (in proportion to their respective Percentage Interests) and 35% to the General Partner.

Operating Cash Distributions

Except as provided elsewhere in this Limited Partnership Agreement, Operating Cash Flow of the Partnership shall be distributed to the Partners monthly, so long as the General Partner determines it is available for distribution, in the following order:

First, to the Limited Partners, pro rata in accordance with their percentage interests in the Partnership (as defined in the Partnership Agreement - “Percentage Interest”), until all Limited Partners have received a cumulative, non-compounded preferred return of 7% per annum on their Capital Contributions.

Second, sixty-five percent (65%) to the Limited Partners in proportion to their respective Percentage Interests, and thirty-five percent (35%) to the General Partner.

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Voting Rights of the Partners

The Limited Partners will have no right to participate in the management of the Partnership and will have limited voting rights. Limited Partners shall have the right to vote only on the following matters:

Admission of Additional Partners: Upon the Partnership obtaining Capital Contributions of $50,000,000.00, the General Partner shall not admit any person as a Limited Partner, other than as a substituted Limited Partner, without the consent of the General Partner and the Limited Partners holding all of the Interests.

Removal for Cause: The Limited Partners, by an affirmative vote of more than 75% of the Investor Interests entitled to vote, shall have the right to remove the General Partner at any time solely "for cause." For purposes of this Limited Partnership Agreement, removal of the General Partner "for cause" shall mean removal due to the:

(i)	conviction or civil judgment for gross negligence or fraud of the General Partner,

(ii)	conviction or civil judgment for willful misconduct or willful breach of this Limited Partnership Agreement by the General Partner,

(iii)	bankruptcy or insolvency of the General Partner, or

(iv)	a conviction of a financial or corporate felony by Joseph Ryan.

If the General Partner or an Affiliate owns any Investor Interests, the General Partner or the Affiliate, as the case may be, shall not participate in any vote to remove the General Partner.

Vacancy of General Partner: Any vacancy caused by the removal of any General Partner shall be filled by the affirmative vote of the Limited Partners holding a majority of the Interests at a special meeting called for that purpose.

Dissolution of the Partnership: The Limited Partners holding 75% of the Interests can vote to dissolve the Partnership. However, the Partnership can be dissolved as a result of other actions that do not require the vote of the Limited Partners, as set forth in the Partnership Agreement.

Change To Limited Partner Distribution Structure: Any proposed change to the Limited Partner distribution structure will require approval by Limited Partners holding 100% of the Partnership. A non-response by a Limited Partner shall be deemed a vote that is consistent with the General Partner's recommendation with respect to any proposal.

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Amendment of Partnership Agreement: The Partnership Agreement may be amended or modified from time to time only by a written instrument adopted by the General Partner and executed and agreed to by the Limited Partners holding a majority of the interests; provided, however, that: (i) an amendment or modification reducing a Limited Partner's allocations or share of distributions (other than to reflect changes otherwise provided by the Partnership Agreement) is effective only with that Limited Partner's consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Partnership Agreement is effective only with the consent or vote specified in the Partnership Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Limited Partner is effective only with that Limited Partner's consent. The Partnership Agreement may be amended by the General Partners without the consent of the Partners: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the General Partner and/or Limited Partners.

Tax Matters Partner: If the General Partner shall fail or refuse to serve, the "tax matters partner" shall be a Limited Partner who is designated as such by the Limited Partners holding a majority of the Interests.

Consent of Limited Partners

In any circumstances requiring the approval or consent of the Limited Partners as specified in the Limited Partnership Agreement, such approval or consent shall, except as expressly provided to the contrary in the Limited Partnership Agreement, be given or withheld in the sole and absolute discretion of the Limited Partners and conveyed in writing to the General Partner not later than 20 days after such approval or consent was requested by the General Partner. The General Partner may require a response within a shorter time, but not less than 5 Business Days. A failure to respond in any such time period shall constitute a vote that is consistent with the General Partner's recommendation with respect to the proposal. If the General Partner receives the necessary approval or consent of the Limited Partners to such action, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partners.

Death, Disability, Incompetency or Bankruptcy of a Limited Partner

In the event of the death, disability, incapacity or adjudicated incompetency of a Limited Partner or if a Limited Partner becomes bankrupt, his, her or its rights as a Limited Partner to share in the Partnership's distributions and allocations and to assign his, her or its interest or cause the substitution of a substituted Limited Partner will transfer to his, her or its personal representative, administrator, guardian. conservator, trustee in bankruptcy or other legal representative ("Successor"). In the event Interests are held in joint tenancy, such Interests will pass to the surviving joint tenant. The Successor will be liable for all the obligations as a Limited Partner and may become a substitute Limited Partner with respect to the Interests.

Limits on General Partner's Liability; Indemnification

The General Partner will be fully protected and indemnified by the Partnership against all liabilities and losses suffered by the General Partner (including attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partner in connection with such action, suit or proceeding) by virtue of its status as General Partner with respect to any acts or omissions, except that expenses incurred by the General Partner with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Partnership Agreement shall not be advanced to the General Partner unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Limited Partners, affiliates, employees, attorneys, consultants and agents of the General Partner for any action taken by it on behalf of the General Partner pursuant to the Partnership Agreement.

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Other Activities of General Partner: Affiliates

The General Partner need not devote its full time to the Partnership's business, but shall devote such time as the General Partner in its discretion, deems necessary to manage the Partnership's affairs in an efficient manner. Subject to the other express provisions of the Partnership Agreement, the General Partner, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Partnership, with no obligation to offer to the Partnership or any Limited Partner the right to participate therein, The Partnership may transact business with any General Partner, Limited Partner, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Partnership could obtain from unrelated third parties.

Transfers of Interests

A Limited Partner may assign, his, her or its Interests only if only if certain conditions set forth in the Partnership Agreement are satisfied. Except as otherwise consented to by the General Partner, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Partnership Agreement. In addition, the Partnership must receive written evidence of the assignment in a form approved by the General Partner and the General Partner must have consented in writing to the assignment. The General Partner may withhold this consent in its sole and absolute discretion. Prior to the General Partner's consenting to any assignment, the Limited Partner must pay all reasonable expenses, including accounting and attorneys' fees, incurred by the Partnership in connection with the assignment.

Withdrawal, Redemption Policy and Other Events of Dissociation

No Limited Partner may withdraw within the first 12 months a Limited Partner's admission to the Partnership. Thereafter, the Partnership will use its best efforts to honor requests for a return of capital subject to, among other things, the Partnership's then available cash flow, financial condition, and approval by the General Partner. The maximum aggregate amount of capital that the Partnership will return to the Limited Partners each calendar year is limited to 12.5% of the total outstanding capital of the Partnership as of December 31 of the prior year. Notwithstanding the foregoing, the General Partner may, in its sole discretion, waive such withdrawal requirements if a Limited Partner is experiencing undue hardship.

Limited Partners may submit a written request for withdrawal as a Limited Partner of the Partnership and may receive a 100% return of capital provided that the following conditions have been met: (a) the Limited Partner has been a Limited Partner of the Partnership for a period of at least twelve (12) months; and (b) the Limited Partner provides the Partnership with a written request for a return of capital at least ninety (90) days prior to such withdrawal ("Withdrawal Request").

The Partnership will not establish a reserve from which to fund withdrawals of Limited Partners' capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions ("Cash Available for Withdrawals") only after: (i) all current Partnership expenses have been paid (including compensation to the General Partner, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Partnership operating costs and other expenses and advances to protect and preserve the Partnership's investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Limited Partners.

If at any time the Partnership does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Limited Partners that have outstanding withdrawal requests, the Partnership is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Limited Partners. In such circumstances, the Partnership is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Limited Partners pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

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Notwithstanding the foregoing, the General Partner reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Limited Partners or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Limited Partners. The General Partner also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the General Partner determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor's "plan asset" regulations. Additionally, the General Partner has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Partnership capital accounts of all Limited Partners that were outstanding at the beginning of such calendar year.

Exit Strategies

The General Partner does not have an exit strategy currently as it intends to operate the Partnership in perpetuity. Limited Partners should view investing in the Partnership as a long term investment with the ability to withdraw only within the policies outlined above in "Withdrawal, Redemption Policy and Other Events of Dissociation."

Dissolution of the Partnership, Liquidation and Distribution of Assets

The Partnership shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership, (ii) the vote of the Limited Partners holding an aggregate Percentage Interest of more than 75%, or (iii) the General Partner ceases to be a general partner of the Partnership and a Majority of Interest of the Limited Partners elect not to continue the business of the Partnership.

Power of Attorney

By becoming a party to the Partnership Agreement, each Limited Partner will appoint the General Partner as his or her attorney-in-fact and empower and authorize the General Partner to make, execute, acknowledge, publish and file on behalf of the Limited Partner in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Partnership Agreement.

Accounting Records and Reports

The Partnership shall engage an independent certified public accountant or accounting firm, in the discretion of the General Partner, to act as the accountant for the Partnership and to audit the Partnership's books and accounts as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the General Partner shall provide to each Limited Partner and to each former Limited Partner who withdrew during such fiscal year, (i) audited financial statements of the Partnership as of the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Partnership's independent certified public accountant or accounting firm, (ii) a statement of Properties of the Partnership, including the cost of such Properties, (iii) a Schedule K-1 for such Partner with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Partner's distributive share of Partnership items of Profit or Loss for such fiscal year and the amount of such Partner's Capital Account at the end of such fiscal year, and (iv) such other financial information and documents respecting the Partnership and its business as the General Partner deems appropriate, or as a Limited Partner may reasonably require and request in writing, to enable such Limited Partner to prepare its federal and state income tax returns.

As soon as practicable after the end of each of the first three quarters of each fiscal year, but in no event later than 45 days following the end of each such quarter, the General Partner shall prepare and e-mail, mail or make available on its secure website, to each Limited Partner (i) the Partnership's unaudited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the Properties of the Partnership, including the cost of all Properties, and (iii) a report reviewing the Partnership's activities and business strategies for such quarter and an update of such Limited Partner's capital account. The General Partner shall cause the Partnership quarterly reports to be prepared in accordance with GAAP.

On a bi-annual basis, to be determined in the discretion of the General Partner, the General Partner shall provide the Limited Partners with a valuation of all Properties held by the Partnership (the "GP Valuation"). This annual GP Valuation will be provided by either an independent, third-party valuation firm, to be hired at the sole discretion of the General Partner, or another methodology as deemed appropriate by the General Partner.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

If the minimum amount of Limited Partnership Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Limited Partnership Interests outstanding.

The General Partner believes that if the maximum amount of the Limited Partnership Interests the price per Interests value will be $1,000 per Interests for a total of $50,000,000.

The General Partner believes that if the minimum amount of the Limited Partnership Interests the price per Interests value will be $1,000 per Interests for a total of $1,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	General Partnership Interests	Percent Before Offering	Percent After Offering

Madyson Capital Management, LLC	100%	100%	100%
TOTAL	100%	100%	100%

"Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the General Partner of the Company are as follows:

Name	Age	Title

Joseph D. Ryan	56	Chief Executive Officer and Chief Financial Officer
Kristi R. Carver	39	Director of Strategic Relations

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Duties, Responsibilities and Experience

The following individuals are the decision makers of Madyson Capital Management, LLC which is the General Partner of the Company. All business and affairs of the Company shall be managed by the General Partner. The General Partner shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the General Partner shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the General Partner is described in the Partnership Agreement.

The principals of the General Partner are as follows:

JOSEPH D. RYAN - CHIEF EXECUTIVE OFFICER

Joseph Ryan has over 30 years' experience in the finance and real estate industries, including accounting and investment management for commercial & residential construction enterprises. Additionally, he has lengthy experience managing portfolios of equity investments for investors in focused in traded and non-traded real estate programs.

Prior to founding Madyson Capital Holdings, Inc., Mr. Ryan founded Madyson Capital Management in 2014 for the purposes of real estate investment and management and Ryan ABT, Inc., an accounting and management company. Through these enterprises, he has been involved in the investment and management of more than $50 million in single and multifamily properties. In his role as CEO of Madyson, Mr. Ryan oversees a team of real estate and investment professionals and is actively involved in sourcing investment opportunities and maintaining strong relationships with the Company's lenders

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KRISTI R. CRAVER - DIRECTOR OF STRATEGIC RELATIONS & SECRETARY

Kristi R. Craver has over 20 years' administrative experience in both the public and non-public sectors. In her role as Director of Strategic Relations and Secretary with Madyson Capital Management since 2015, Ms. Craver is responsible developing strategic relationships that benefit the Company's investment offerings, establishing and maintaining relationships with new investors and the Company's growing shareholder base and involvement in special projects. Between 2010 and 2014, Ms. Carver served as Administrative Assistant for Ryan ABT, Inc.

Ms. Craver attended Arizona State University and Pikes Peak Community College where she studied international business and accounting. She comes from a military family and has worked extensively with military families and veterans throughout her career. She has additionally worked as an administrator for nonprofit organizations assisting both children and seniors. These included the Family Readiness Group, local school districts, and the Girl Scouts of America. Ms. Craver holds an active insurance licenses and an assisted living administration certification.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of General Partner:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)

Madyson Capital Management, LLC, General Partner	2016	$0	$0	$0	100% of the General Partner Interests

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the General Partner of our Company has been awarded 100% of the General Partner Interests in our Company.

The General Partner shall receive reimbursement for expenses incurred on behalf of the Company. The General Partner will also receive 35% of distributions available after the Limited Partners have received their Preferred Return, annualized and paid quarterly.

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Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our General Partner have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The General Partner has received the Limited Partnership Interests in exchange for cash.

Transfer Agent

We intend to enlist the services of FundAmerica as both our transfer agent and escrow agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our General Partner. Office services are provided without charge by the Company's General Partner. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the General Partner Interests to our General Partner. The General Partner shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Asset Management Fee	Fees charged to the Company for management of its investments

1/12th of 1.05% of the total amount the Company invests. The total amount of fees that the General Partner may receive cannot be determined at this time. This could be as little as $8,515 (annually) or as much as $493,080 (annually.) This fee may be paid monthly.

Property Management Fee	Fees charged to the Company on an ongoing basis for the management of specific properties.	3% of the total gross revenues of an individual property. The total amount of fees that the General Partner may receive cannot be determined at this time.

Disposition Fee	Fees charged to the Company as properties are disposed of	1.5% of the sales price of the individual property. The total amount of fees that the General Partner may receive cannot be determined at this time.

Company Management Fee	Fees charged to the Company for management of the Company	Profit sharing of 35% of the Distributable Cash that is available after the Limited Partners have received their stated Preferred Return.

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PRIOR PERFORMANCE TABLE

Joseph Ryan is the CEO of Madyson Holdings, Inc. Madyson Holdings, Inc. has been in operations since January, 2014. The table below summarizes the transactions in Madyson Holdings, Inc. This portfolio consisted of residential properties. The Sponsor raised $8,265,000 from eight (8) accredited investors. Most of the funds were used to purchase REIT stock that was not controlled by Madyson or the Sponsor. No funds were used for organizational expenses or selling commissions. The Sponsor provided funds for reserves (if needed). The rest of the capital was used to purchase and improve the properties listed below. No leverage or mortgages were used to purchase or improve the properties. Funds were raised in 2014. Properties were purchased in 2014 and sold in 2015 and 2016. All properties have been disposed of as of July 31, 2016.

Name and Description of Investment	Fiduciary Role	Total Purchase Price	Total Sales Price	Profit/(Loss)	IRR	Total Income	Total Expenses
Majestic Drive - Residential Property	Offering Sponsor	$321,920	338,950	17,030	6.58%	$36,005	$10,685
Alicia Point - Residential Property	Offering Sponsor	$116,000	121,050	5,050	7.39%	$25,060	$4,444
Denton Grove - Residential Property	Offering Sponsor	$160,000	169,700	9,700	6.10%	$34,800	$5,967
Julynn Road - Residential Property	Offering Sponsor	$310,000	348,750	38,750	11.77%	$77,500	$3,880

Internal Rate of Return has been calculated by taking the total purchase price as a negative cash flow in year 0. Subsequently, each yearly cash flow was calculated as the difference between the income and expenses with the exception of the last year where the sales price was also included. This does not incorporate factors such as depreciation, external interest rates or inflation and is based solely on the cash flows over time.

Property		Sponsor	Bedroom	Square		Profit/Loss
Real Estate
Majestic Drive	Single Family	MCM	3 bed, 2 Bath	3029	$321,920 (Purchase)	$17,030.00
Alicia Point	Town Home	MCM	1 bed, 1 Bath	900	$116,000.00	$5,050.00
Denton Grove	Town Home	M CM	2 Bed, 2 Bath	1125	$160,000.00	$9,700.00
Julynn Road	Multi Family	M CM	4 Bed, 4 Bath	3074	$310,000.00	$38,750.00

The table above represents the offerings that the Company’s General Partner has been involved in in recent history.

Majestic Drive was a property in Colorado Springs that was purchased for the purposes of rehab, rent, and hold. Because the Offering Sponsor received a higher than expected offer price, the property was sold one year and four months from purchase date. It was rented for $1,895 per month for the duration of the hold period. This property realized $22,740 in income and $1,380 in expenses, in 2014; $13,265 in income and $9,305 in expenses in 2015 and then the property was sold on July 31, 2015 for $338,950.

Alicia Point and Denton Grove in Colorado Springs were two condominium homes that were purchased for the purposes of rental income in October 2015. Alicia Point was rented for $895 per month for the duration of its hold period. Alicia Point realized $10,740 in income and $1,776 in expenses in 2014; $10,740 in income and $2,076 in expenses in 2015; and $3,580 in income and $592 in expenses in 2016 until it was sold for $121,050 on April 30, 2016.  Denton Grove rented for $1,200 per month for the duration of its hold period. Denton Grove realized $14,400 in income in $2,436 in expenses in 2014; $14,400 in income and $2,516 in expenses in 2015; and $6,000 in income and $1,015 in expenses in 2016 until it was sold on May 31, 2016 for $169,700.

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Julynn Road in Colorado Springs was a two unit dwelling that the Offering Sponsor elected to rehab in to a single family unit in July 2015. The property rented for $2,500 per month. Julynn Road realized $30,000 in income and $1,596 in expenses in 2014; $30,000 in income and $1,347 in expenses in 2015; and $17,500 in income and $937 in expenses in 2016 until it was sold on July 31, 2016 for $348,750.

During the tenure of Madyson Holdings, Inc. there were not any major adverse business developments or conditions.

Redemptions

The above program did not have a redemption program. All investors invested in 2014 and were redeemed in 2016 upon the disposition of all of the properties.

Compensation to Sponsor

The Sponsor did not receive any fees other than profits. The investors, other than the Sponsor, received a cumulative preferred return of 7%. The Sponsor received all profits after the investors were paid their preferred return based on their investment in Madyson Holdings, Inc.

Madyson Holdings, Inc.
Date Offering Commenced	2014
Dollar Amount Raised	$907,920
Amount paid to sponsor	$-
Underwriting Fees	$-
Acquisition Fees	$-
Real Estate Commissions	$-
Advisory Fees	$-
Other	$-
Dollar Amount of Cash Generated before Payments	$148,389
Amount paid to sponsor from operations	$-
Property Management Fees	$-
Partnership Management Fees	$-
Reimbursements	$-
Leasing Commissions	$-
Dollar Amount of Property Sales and Refinancing before payments to sponsor	$70,530
Cash	$-
Notes	$-
Amount Paid to Sponsor from Property Sales and Refinancing	$-
Real Estate Commissions	$-
Incentive Fees	$-
Other	$24,686

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Note that the Sponsor raised $8,265,000, however, the majority of this was invested in REIT stock over which the Sponsor had no control. The investors, other than the manager, received a cumulative 6% preferred return on their investment plus 65% of any remaining available cash for distributions. The Sponsor received 35% of the profits on the sale of the properties.

Madyson Holdings, Inc.	2014	2015	2016

Gross Revenues	$77,880	$68,405	$70,692
Profit on Sale of Properties	$-	$17,030	$53,500
Less Operating Expense	$7,188	$15,244	$2,544
Interest Expense	$-	$-	$-
Depreciation	$33,005	$18,991	$18,991
Net Income - GAAP Basis Taxable Income	$37,687	$34,170	$49,157
- from operations	$4,683	$15,180	$30,167
- from gain on sale	$33,005	$18,991	$18,991
Cash generated from operations[1]	$70,692	$53,161	$68,148
Cash generated from sales	$-	$17,030	$53,500
Cash generated from refinancing	$-	$-	$-
Cash generated from operations, sales and refinancing	$70,692	$70,191	$121,648
Less: Cash distributions to investors
- from operating cash flow	$65,016	$53,621	$63,363
- from sales and refinancing	$-	$11,070	$34,775
- from other	$-	$-	$-
Cash generated (deficiency) after cash distributions	$5,676	$5,501	$23,510
Less: Special items (not including sales and refinancing) (identify and quantify)	$-	$-	$-
Cash generated (deficiency) after cash distributions and special items	$5,676	$5,501	$23,510
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results: Ordinary income (loss)
- from operations	$37	$34	$49
- from recapture	$-	$28	$43
Capital Gain (Loss)	$	$15	$53
Cash Distributions to Investors Source (on GAAP basis)
- Investment income	$65,016	$64,690	$98,138
- Return of capital Source (on cash basis)
- Sales	$-	$321,920	$586,000
- Refinancing	$-	$-	$-
	a.	b.	c.
- Operations	$-	$-	$-
- other	$-	$-	$-
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of			0%

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Program Name	Madyson Holdings, Inc
Dollar Amount Raised	$907,920
Number of Properties Purchased	4
Date of Closing of Offering	1/15/2015
Date of First Sale	7/31/2015
Date of Last Sale	7/31/2016
Tax and Distribution Data Per $1000 Investment Through...
Federal Income Tax Results: Ordinary income (loss)
- from operations	$120
- from recapture	$71
Capital Gain (loss)[1]	$70
Deferred Gain[2]
Capital Ordinary	$-
Cash Distributions to Investors Source (on GAAP basis)
- Investment income	$227,844
- Return of capital Source (on cash basis)
- Sales	$907,920
- Refinancing	$-
- Operations	$-
- Other	$-
Receivable on Net Purchase Money Financing[3]	$-

Investment History and Background

The philosophy of Madyson Capital Management (MCM) is to purchase income producing Real Estate utilizing a disciplined long term approach. The goal of MCM is to pay solid steady yields to investors in the form of Dividends while offering an attractive alternative to the volatility of other asset classes for investors.

Started in 2011, Joseph Ryan, CEO/CFO, has been investing in income producing Real Estate with an offering for investors. Mr. Ryan and his team at MCM, apply a consistent disciplined approach to their process and have made several refinements along the way.

MCM, looks for sold value utilizing a set of criteria they have developed internally. Factors include, but are not limited to, location, purchase price, comparable properties in the area, risk assessment, Tax information, Demand in the area, Cap Rates, Net Operating Income and Financing considerations.

If a property meets the investment committee criteria, it will be considered for offering and acquisition. Mr. Ryan has an extensive and well versed background in Real Estate. He started his career in Real Estate 1985 working in Property Maintenance and his daily duties involved many facets including visually inspecting, maintaining, and responding to tenants for upkeep and repair, handling tenant issues and complaints. Mr. Ryan worked alongside licensed contractors, handled most repair and upgrades for properties and developed a strong understanding of the cost and labor involved in being a landlord. This approach allowed him to learn best practices of the day to day operation of Real Estate ownership.

Starting in 1989 to today, Mr. Ryan has worked in Real Estate Management for various firms and including his own. Mr. Ryan has managed real estate off and on for the last 27 years in different capacities. In 2011, he started his own Real Estate offering and has a staff of professionals working alongside of him at Madyson.

As an accountant for several years, Mr. Ryan has also seen the potential tax breaks and passive income possibilities real estate ownership can provide. It is for these reasons he believed in starting his offering as a diversification tool and alternative to investors.

Mr. Ryan also uses his acumen from Real Estate to identify and find value in Real Estate utilizing REIT offerings available to investors. Mr. Ryan looks for solid steady dividend returns, track record of dividends, low share price volatility, and utilizes share price risk mitigation by Dollar Cost Averaging and Investing over time to spread out volatility.

Utilizing this approach, Mr. Ryan and Madyson has maintained solid yields to investors over the last 5 years.

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SELECTION, MANAGEMENT AND CUSTODY OF COMPANY'S INVESTMENTS

The Company will typically engage a 3rd party property managers to manage properties. Generally, management costs will be a percentage of gross revenues not to exceed 10%.

LIMITATIONS OF LIABILITY

As permitted by Colorado law, our Partnership Agreement provides:

•	we will indemnify our General Partner to the fullest extent permitted by law;
•	we may indemnify our other employees and other agents to the same extent that we indemnify our General Partner; and
•

we will advance expenses to our General Partner in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Limited Partnership Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Artesian CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

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FINANCIAL STATEMENTS

MADYSON EQUITY GROUP, LP

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To the Partners of

Madyson Equity Group, LP

Colorado Springs, CO

INDEPENDENT AUDITOR'S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Madyson Equity Group, LP (a limited partnership), which comprise the balance sheet as of February 27, 2016, and the related statements of operations, changes in partners' capital, and cash flows for the period from February 26, 2016 (inception) to February 27, 2016, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madyson Equity Group, LP as of February 27, 2016, and the results of its operations and its cash flows for the period from February 26, 2016 (inception) to February 27, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As described in Note 3 to the financial statements, the Partnership is newly formed and has not yet commenced planned principal operations nor generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

March 21, 2016

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-1

MADYSON EQUITY GROUP, LP

BALANCE SHEET

As of February 27, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND PARTNERS' CAPITAL
Liabilities	$-

Partners' Capital	-

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-2

MADYSON EQUITY GROUP, LP

STATEMENT OF OPERATIONS

For the period from February 26, 2016 (inception) to February 27, 2016

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional fees	-
General & administrative	-
Total Operating Expenses	-

Net Loss	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-3

MADYSON EQUITY GROUP, LP

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the period from February 26, 2016 (inception) to February 27, 2016

Partners' Capital at February 26, 2016 (inception)	$-
Capital distributions	-
Capital contributions	-
Net income (loss)	-
Partners' Capital at February 27, 2016	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-4

MADYSON EQUITY GROUP, LP

STATEMENT OF CASH FLOWS

For the period from February 26, 2016 (inception) to February 27, 2016

Cash Flows From Operating Activities
Net Loss	$-
Net Cash Used in Operating Activities	-

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-5

MADYSON EQUITY GROUP, LP

STATEMENT OF CASH FLOWS

For the period from February 26, 2016 (inception) to February 27, 2016

NOTE 1: NATURE OF OPERATIONS

Madyson Equity Group, LP (the "Partnership"), is a limited partnership organized February 26, 2016 under the laws of Colorado. The Partnership was organized to make real estate investments in multifamily, senior living, and commercial offices/retail.

As of February 27, 2016, the Partnership has not commenced planned principal operations nor generated revenue. The Partnership's activities since inception have consisted of formation activities and preparations to raise capital. Once the Partnership commences its planned principal operations, it will incur significant additional expenses. The Partnership is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Partnership's planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Partnership conform to accounting principles generally accepted in the United States of America (GAAP) and Article 8 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission (SEC).

The Partnership has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Partnership does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Partnership adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

MADYSON EQUITY GROUP, LP

STATEMENT OF CASH FLOWS

For the period from February 26, 2016 (inception) to February 27, 2016

Cash equivalents and Concentration of Cash Balance

The Partnership considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Partnership's cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement)

and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Partnership recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of February 27, 2016.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-7

MADYSON EQUITY GROUP, LP

STATEMENT OF CASH FLOWS

For the period from February 26, 2016 (inception) to February 27, 2016

Deferred Offering Costs

The Partnership complies with the requirements of FASB ASC 340-10-S99-1. Deferred offering costs consist principally of legal fees incurred in connection with an offering the Partnership intends to commence during 2016 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members' equity upon the completion of the offering or to expense if the offering is not completed.

Income Taxes

The Partnership is a limited partnership. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its partners. Therefore, no provision for income tax has been recorded in the statements. Income from the Partnership is reported and taxed to the partners on their individual tax returns.

The Partnership complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a Partnership's financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Partnership's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Partnership's financial statements. The Partnership believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Partnership may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Partnership is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership is a business that was recently formed and has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues since inception. The Partnership's ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Partnership will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Partnership to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern.

F-8

MADYSON EQUITY GROUP, LP

STATEMENT OF CASH FLOWS

For the period from February 26, 2016 (inception) to February 27, 2016

NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Partnership has early adopted the new standard effective immediately.

In August 2014, the FASB issued ASU 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Partnership has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Partnership will adopt those that are applicable under the circumstances.

NOTE 5: SUBSEQUENT EVENTS

Subsequent to February 27, 2016, the Company received capital contributions totaling $50,100.

Management has evaluated subsequent events through March 21, 2016, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-9

PART III - EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization*

2.	Partnership Agreement*

3.	Subscription Agreement*

4.	Material Contracts*

5.	Sample Escrow Agreement*

6.	Consent*

7.	Opinion re: Legality*

8.	Tax Opinion*

9	Additional Exhibits

__________

* Previously filed

54

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on January 23, 2017

Madyson Equity Group, LP

/s/ Joseph Ryan
Joseph Ryan, Manager of Madyson Capital Management, LLC
General Partner

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Madyson Equity Group, LP

/s/ Joseph Ryan
Joseph Ryan, Manager of Madyson Capital Management, LLC
General Partner

55